Exhibit 2.1


                            ASSET PURCHASE AGREEMENT


         This is an Asset Purchase Agreement dated as of March 29, 2005 (the "Agreement"), by and among (i) Caretenders Visiting Services of District 6, LLC, a Kentucky limited liability company (the "Buyer"), (ii) Manatee Memorial Hospital, L.P., a Delaware limited partnership (the "Seller") and (iii) Almost Family, Inc., a Delaware corporation ("Buyer's Guarantor").

                                    Recitals

         A. Seller owns and operates a regional healthcare system in the Bradenton/Manatee area, including but not limited to two general acute care hospitals.

         B. As part of Seller's healthcare operations, Seller is engaged in the business of operating a home health agency (the "Business") in Bradenton, Florida (the "Territory").

         C. The Seller is the holder of one or more licenses issued by the Agency for Health Care Administration of the State of Florida, Medicare provider agreements issued by the U.S. Department of Health and Human Services, and Medicaid provider agreements issued by the Agency for Health Care Administration of the State of Florida, all of which authorize the Seller to provide Medicare and Medicaid certified home health care services in the Territory (collectively, the "Licenses").

         D. The Seller desires to sell and the Buyer desires to purchase the assets used by Seller solely in the operation of the Business.

         THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

                     Article 1 - Purchase and Sale of Assets

         1.1       Purchased Assets.

                  (a) The Seller hereby agrees to sell, assign, transfer and convey to the Buyer, and the Buyer hereby agrees to purchase from the Seller, all of the assets of the Seller used solely in the Business (the "Purchased Assets"), wherever located, other than:

                           (i) cash on hand;

                           (ii) any real property owned by Seller;

                           (iii) those assets and contracts identified on
Schedule 1.1 as being excluded assets;
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                           (iv) any assets of the Seller not used solely in the
operation of the Business, including without limitation, contracts, agreements (including managed care, Medicare and Medicaid agreements), provider numbers, licenses, permits, and equipment associated with Seller's ownership and operation of two acute care hospitals and other ancillary programs, clinics and facilities as part of a healthcare delivery system in the Manatee/Bradenton market;

                           (v) Medicare cost report accounts receivable arising
out of the Business; and

                           (vi) accounts receivable arising out of the operation
of two acute care hospitals and other ancillary programs, clinics and facilities as a part of a healthcare delivery system in the Manatee/Bradenton market, other than the accounts receivable identified in paragraph 1.1(b)(v) below (collectively the "Excluded Assets").

                  (b) The Purchased Assets include without limitation the following assets and properties:

                           (i) All furniture, fixtures, machinery, equipment,
software, leasehold improvements, computers, vehicles, prepaid expenses, and other tangible personal property as specifically described on Schedule 1.1, together with all manufacturers' warranties pertaining to the same, to the extent that such warranties may exist and be assignable;

                           (ii) All of the Seller's goodwill relating to the
Business; all customer and patient lists and files (related solely to home health care services), referrer lists, records and similar sales and marketing information in the Seller's possession relating to the Business; referrer lists; members service agreements; medical records of the patients serviced solely by the Business and in the Seller's possession; personnel records; and the Seller's right and interest in the trade names, trademarks, trade secrets, licenses, know-how, specifications, literature, and all other intangible property which relate specifically to the Business, including without limitation all rights to the "Florida Home Health" trade name and trade dress in Florida; and all other intangible assets related to the Business, whether located at the Business, or any other location;

                            (iii)  All  transferable   Licenses,   permits,
licenses,   certificates, authorizations,  accreditations,  orders,  ratings and approvals of all federal, state, or local governmental or regulatory authorities which relate solely to the Business and which are held by the Seller, but only to the extent the same are transferable, including without limitation any provider agreements relating to the Seller's right to participate in the Medicare and Medicaid Programs, and all rights of the Seller to reimbursement or other payments from HCFA for the period prior to the Closing Date;

                           (iv) Any and all rights of the Seller which by their
terms are transferable and which arise under or pursuant to warranties, representations and guarantees made by suppliers in connection with the Purchased Assets;
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                           (v) All accounts receivable arising out of the
operation of the Business not included among the Excluded Assets (the "Purchased Accounts Receivable"). The Seller agrees to reasonably cooperate with the Buyer, at the Buyer's expense, in connection with the Buyer's efforts to collect the Purchased Accounts Receivable. The Seller agree to immediately remit to the Buyer any payments received after the Closing by the Seller that constitute Purchased Accounts Receivable; and

                           (vi) All raw materials, supplies, packaging
materials, purchased products, finished goods and all other goods, merchandise and materials owned by the Seller and related solely to the Business.

         1.2 No Assumed Liabilities. The Seller and Buyer acknowledge and agree that the Seller shall retain all liabilities, whether known or unknown, arising out of or relating to the operation of the Business through the Closing Date or the Purchased Assets, and that the Buyer is not assuming any liabilities of any nature.

         1.3 Assumed Contracts. The Buyer will assume (i) the Seller's obligations arising after the Closing Date pursuant to the Licenses and Permits transferred to Seller hereunder, and for those services provided to the Seller's patients associated with the Business, and (ii) the Seller's obligations arising after the Closing Date under the contracts described on Schedule 1.3 (collectively, the "Assumed Contracts").

         1.4       Employees.
                   ---------

                  (a) The Seller acknowledges that the Buyer is not purchasing, recognizing, assuming or otherwise acquiring any rights, obligations, assets or liabilities under, arising from or resulting from any employment agreement or arrangement in existence between the Seller and any employee, or any person employed to consult with or perform services for the Seller. The Seller acknowledges that it will satisfy in full all accrued payroll obligations of the Business through the Closing Date. The Seller agrees that the Buyer will not be obligated to hire any of the Seller's employees, but that the Buyer, in its sole discretion, may hire some or all of such employees on such terms as the Buyer and the employees so hired may agree. The Buyer will not be responsible to the Seller or to any current or former employee of the Seller for any employee benefits (whether earned, accrued or vested) due to the Seller's employees with respect to their employment prior to the Closing.

                  (b) The Seller acknowledges that the Buyer's obligation to close shall be conditioned upon the Buyer entering into employment agreements or other arrangements, effective as of the Closing Date, with certain employees of the Business, as specifically identified on Schedule 1.4 hereto, on terms and conditions satisfactory to the Buyer in its sole discretion, which terms may include restrictive covenants.

         1.5 Confidentiality, Nonsolicitation and Noncompetition Agreement. The Seller acknowledges that the Buyer's obligation to close shall be conditioned
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upon the Seller entering into a Confidentiality, Nonsolicitation and
Noncompetition Agreement at the Closing, in the form of the Confidentiality, Nonsolicitation and Noncompetition Agreement attached as Annex A (the "Noncompetition Agreement").

         1.6 Right to Use Name. The name "Florida Home Health" and all variations thereof held by the Seller is included among the Purchased Assets.

         1.7 Bradenton Lease. As a condition to the Buyer's obligations under this Agreement, the Buyer and the Seller shall enter into, effective as of the Closing Date, a real estate lease providing space for the Business to operate on the Seller's hospital campus in Bradenton, Florida, in the form of the lease agreement attached as Annex B (the "Bradenton Lease").

                     Article 2 - Purchase Price and Payment

         2.1      Purchase Price.

                  (a) In consideration of the transfer of the Purchased Assets and the Business, the Buyer agrees to pay $3,200,000.00 (the "Purchase Price"), payable as provided in paragraphs 2.1(b) and (c).

                  (b) $2,500,000.00 of the Purchase Price shall be payable in cash at the Closing.

                  (c) $700,000.00 of the Purchase Price payable in the form of a promissory note (the "Promissory Note") delivered at the Closing, with such promissory note bearing interest at 6% per annum, payable quarterly over the term of the Promissory Note. The principal amount of the Promissory Note shall be payable in full 24 months from the Closing Date. The form of the Promissory
Note is attached as Annex C.

         2.2 Allocation of Purchase Price. The Purchase Price will be allocated among the Purchased Assets as set forth on Schedule 2.2. The Seller and the Buyer agree that all tax and information returns will be prepared on a basis consistent with such allocation of the Purchase Price.

                             Article 3 - The Closing

         3.1 Time and Place. The parties anticipate that the closing ("Closing") will take place on March 31, 2005, or such other date mutually agreed upon by the parties, and upon satisfaction or waiver of each of the conditions to the parties' obligations to close (the "Closing Date")
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         3.2  Execution and Delivery of Documents by the Seller and the Buyer.

                  (a) At the Closing, the Seller will execute and deliver to the Buyer such conveyances, bills of sale, certificates of title, assignments, assurances and other instruments and documents as the Buyer may reasonably request in order to effect the sale, conveyance, and transfer of the Purchased Assets and the Business from the Seller to the Buyer. Such instruments and documents must be sufficient to convey to the Buyer good title to the Purchased Assets and the Business. Also at the Closing, the parties will cause the Noncompetition Agreement, the Promissory Note, and the Bradenton Lease to be executed and delivered.

                  (b) The Seller agrees that it shall, from time to time after the Closing Date, take such additional action and execute and deliver such further documents as the Buyer may reasonably request in order to effectively sell, transfer and convey the Purchased Assets and the Business to the Buyer and to place the Buyer in position to operate and control all of the Purchased Assets and the Business.

                  (c) At the Closing, the Buyer will execute and deliver to the Seller and to other appropriate parties such assignments, assumptions, undertakings and other instruments and documents as are necessary to effect the Buyer's assumption of the Assumed Contracts.

            Article 4 - Representations and Warranties of the Seller

         As a material inducement to the Buyer to enter into and perform this Agreement, the Seller represents and warrants to the Buyer as follows:

         4.1      Authority as to Execution.

                  (a) The Seller has full legal power, authority and capacity to execute and deliver this Agreement and the Noncompetition Agreement, and the Bradenton Lease, and to perform the Seller's obligations under this Agreement, the Noncompetition Agreement, and the Bradenton Lease. This Agreement, the Noncompetition Agreement, the Bradenton Lease constitute valid and legally binding obligations of the Seller, enforceable in accordance with their terms. The execution and delivery of this Agreement and the agreements and instruments called for by this Agreement by or on behalf of the Seller and the consummation of the transactions contemplated hereunder and thereunder, subject to the terms of this Agreement, have each been duly authorized by all necessary corporate action, including requisite Board of Director and shareholder approvals.

                  (b) Except as disclosed on Schedule 4.1 (which schedule shall include a list of any required consents or notifications) the execution and delivery of this Agreement, the Noncompetition Agreement the Bradenton Lease, the consummation of the transactions contemplated hereby and thereby, and the performance and fulfillment of their respective obligations and undertakings hereunder and thereunder by the Seller will not , (i) violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of: any contract, agreement, arrangement or undertaking to which the Seller is a party or by which it may be bound; (ii) violate the Seller's Articles of Incorporation or Bylaws; (iii) violate any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority against the Seller; (iv) result in the creation
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of any claim, lien, charge or encumbrance upon any of the properties or assets
(whether real or personal, tangible or intangible) of the Seller; (v) to the extent a valid assignment and consent has occurred, terminate or cancel, or result in the termination or cancellation of, any agreement or undertaking to which a Seller is a party; or (vi) in any way affect or violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any of the Seller's permits or licenses.

                  (c) The Seller is a limited partnership duly organized, validly existing in good standing under the laws of the State of Delaware, and qualified to do business in the State of Florida, with full power and authority to execute, deliver and perform its obligations under this Agreement.

         4.2 Licenses, Permits and Payment Programs. Except as set forth on
Schedule 4.2, the Seller has obtained and hold all material licenses, permits, certificates, and authorizations necessary for the Seller to operate the Business as conducted by Seller prior to the Closing. A copy of each of the foregoing is attached to Schedule 4.2. The Business is certified for participation in, and is a party to valid provider agreements for payment by, Medicare, Medicaid and other state, local or federal health care programs listed on Schedule 4.2 (the "Programs"). The Seller has not received any notice of any pending, or to the best of Seller's knowledge, any threatened investigations by, or loss of participation in, the Programs related to the Business.

         4.3 Environmental Standards. Except as set forth on Schedule 4.3, the Seller has operated the Business in compliance, in all material respects ,with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or required under the common law or any federal, state, local or foreign law, regulations, ordinances, permits, licenses, consent decrees, orders and clearances relating to pollution, the environment, or the use, storage, transportation or disposal of pollutants, dangerous substances, toxic substances, hazardous wastes, medical wastes, infectious wastes or hazardous substances (collectively, the "Environmental Laws").

         4.4 Taxes. Except as set forth on Schedule 4.4, the Seller has timely filed all federal, state, local and other tax returns required to be filed by it prior to the date of this Agreement with respect to the Business, and has paid for or accrued for all taxes shown as due on such returns the failure of which returns to be filed or the failure of which taxes to be paid could result in a lien upon any of the Purchased Assets or with respect to which the Buyer could have successor liability under applicable laws. Present taxes which the Seller is required by law to withhold or collect with respect to the Business have been withheld or collected and have been paid over to the proper governmental authorities or are properly held by the Seller for such payment. No deficiency for any taxes or claim for additional tax assessment by any taxing authority, which if unsatisfied could result in a lien upon any of the Purchased Assets or could result in the Buyer incurring successor liability under applicable laws, has been, to the best of the Seller's knowledge, proposed, asserted, or assessed against the Seller, nor has the Seller granted any extension or waiver of any limitation period applicable to any tax claims relating to the Business which has not been closed (except for any extension that may have been granted by the Seller's parent company with respect to the Federal consolidated tax return to be filed by the Seller's parent).

         4.5 Title. Except as described on Schedule 4.5, the Seller has and will transfer to the Buyer at the Closing good title to all of the assets included among the Purchased Assets, free and clear of any mortgages, security interests, pledges, liens, claims or encumbrances. Except as identified on Schedule 1.1, none of the Purchased Assets are leased.

         4.6      Property, Equipment and Operations.

                  (a) The furniture, fixtures and equipment included in the Purchased Assets are, in all material respects, in serviceable condition for their intended purposes in the operation of the Business, ordinary wear and tear excepted. The Purchased Assets are, to the best of the Seller's knowledge, all of the assets which are reasonably necessary for the operation of the Business as operated prior to the Closing by the Seller.

                  (b) The Seller has not, to the best of the Seller's knowledge, caused or permitted any hazardous substance, as that term is now defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601, et seq.), medical wastes or petroleum substances to be disposed on, under or at the premises of the Business, or any part thereof, and, to the best of the Seller's knowledge, no part thereof has ever been used by the Seller as a permanent storage or disposal site for any such hazardous substances, medical wastes, or petroleum substances.

         4.7 Insurance. The Seller has provided the Buyer with a true and correct list of all policies of insurance which insure the Purchased Assets or the Business, setting forth the types and amounts of coverage. The parties acknowledge that upon the Closing, the policies of the Seller will terminate with respect to all claims that relate to activities or event that occur or arise after the Closing Date Schedule 4.7 is a true and correct list of all claims against such insurance policies during the past two years.

         4.8 Disclosure. To the best of Seller's knowledge, no representation or warranty made by the Seller in this Agreement and no statement made in or any amount set forth on any schedule called for by and incorporated into this Agreement is false or misleading in any material respect or omits to state any fact necessary to make any such representation or statements not misleading in any material respect.

         4.9 Governmental Approvals & Licenses. All material licenses, permits, and accreditations maintained by the Seller with respect to the Business are set forth on Schedule 4.9. Except as described on Schedule 4.9, the Licenses are in full force and effect and, to the best of the Seller's knowledge, except as described on Schedule 4.9, (i) no default or violation exists under any of the Licenses, (ii) no suspension, notice of deficiency, or cancellation of any of the Licenses has been received or is threatened, and (iii) there is no reason to believe that but for the transaction contemplated by this Agreement on expiration the Licenses would not be renewed.

         4.10       Compliance with Healthcare Regulatory Compliance.
                    ------------------------------------------------

                  (a) Except as disclosed on Schedule 4.10, the Seller has timely filed all requisite cost reports, claims and other reports required to be filed in connection with all Programs due on or before the date hereof, all of which to the best of the Seller's knowledge, are complete and correct. True and correct copies of all such reports for the most recent fiscal years of the Seller have been furnished to Buyer on or before the date hereof. Except as specifically described on Schedule 4.10, there are no claims, actions, appeals, reviews or audits pending before any federal or state commission, board or agency (including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration) with respect to the Seller's participation in any Program on or before the date hereof related to the Business , or any pending disallowances by any commission, board or agency in connection with the Seller's participation in any Program, which could adversely or materially affect the Business or any of the Purchased Assets, the operation or the utility thereof, or the consummation of the transactions contemplated hereby, and the Seller has made available to the Buyer true and correct copies of any such claims, actions or appeals.

                  (b) The structure and operations of Business by and the activities of the respective officers, directors and managing employees of the Seller are, and at all times have been, in compliance in all material respects with all relevant federal and state laws regulating health services or payment including, but not limited to, the federal Anti-kickback Statute, Social Security Act ("SSA") ss. 1128B(b), the Stark Anti-Self-Referral Law, SSA ss.ss. 1877 and 1903(s), the Anti-Inducement Law, SSA ss. 1128A(a)(5), the Civil False Claims Act, 31 U.S.C. ss.ss. 3729 et. Seq., the Administrative False Claims Law, SSA ss. 1128B(a), the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996, SSA ss.ss. 1171-1179, the exclusion laws, SSA ss. 1128, the anti-misleading statements provision, SSA ss. 1129, and any other state or federal law, regulation, guidance document, manual provision, program memorandum or OIG or CMS opinion letter, or other issuance which regulates kickbacks, patient or program charges, recordkeeping, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from federal health care programs, quality, safety, privacy, security, accreditation or any other aspect of providing health care.

                  (c) The Seller has not entered into any contract, agreement or arrangement creating a "financial relationship" as defined in 42 U.S.C. ss. 1395nn, with a physician, if that physician refers patients to the Seller for designated health services, as defined in 42 U.S.C. ss. 1395nn, except in compliance with the law.

                  (d) All material reports, documents, claims and notices required to be filed, maintained or furnished to any governmental or health care authority by the Seller has been so filed, maintained or furnished. All such reports, documents, claims and notices were materially complete and correct on the date filed (or where corrected in or supplemented by a subsequent filing).

         4.11 Contracts and Commitments. Except for the Assumed Contracts, and as described on Schedule 4.11, the Seller is not a party to any contract or commitment relating to the Business, and neither the Business nor the Purchased Assets are the subject of any contract or commitment. Each of the Assumed Contracts is valid and binding agreements of the parties to such contracts, and, to the best of the Seller's knowledge, no party to the Assumed Contracts is in default under such contracts.

         4.12 No Violation of Law. Except as disclosed on Schedule 4.12, the conduct of the Business by Seller does not in any material manner violate any statute, ordinance, regulation, order, writ, injunction or decree of any court or governmental agencies. Seller has not received a notice of default or violation of, and have no actual knowledge of any fact or event which with the lapse of time or giving of notice would constitute a default or violation of any statute, ordinance, regulation, order, writ, injunction or decree of any court or governmental agency or authority applicable to the Business or the Purchased Assets.

         4.13 Litigation. Except as disclosed on Schedule 4.13, there are no actions, suits or proceedings, pending, or, to the best of the Seller's knowledge,, threatened before any court, commission, agency or other administrative authority against, or affecting the Business or the Purchased Assets and, , except as disclosed on Schedule 4.13, the Sellers are not the subject of any order or decree relating to or affecting the Business or the Purchased Assets other than those of general application.

         4.14 Labor. There is no collective bargaining or other union contract relating to the Business to which the Seller is a party. To the Seller's knowledge, after due inquiry, there is not pending or threatened against the Seller any grievance, labor dispute, organizational activity, union trouble, strike or work stoppage which materially affects or which may materially disrupt the Buyer or the Business. The Seller has complied in all material respects with all applicable laws, rules and regulations pertaining to the employment of labor, including those relating to wages, hours, collective bargaining and the payment of or withholding of taxes. The Seller has withheld all amounts required by law or agreement to be withheld from the wages or salaries of the Business' employees and they are not liable for any arrears of wages or any tax or penalties for failure to comply with any of the foregoing.

         4.15 Employment Contracts. There are no written or oral contracts for employment of any personnel of the Business.

         4.16 Employee Benefit and Retirement Plans. Except as disclosed on
Schedule 4.16, the Seller does not now maintain any "employee pension benefit plan" or any "employee welfare benefit plan" (as defined respectively in Section 3(2) and 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") on behalf of the Business's employees, and, except as disclosed on
Schedule 4.16, the Seller does not maintain any retirement plans, bonus arrangements, life insurance or medical insurance programs or any other fringe benefit arrangements (collectively "fringe benefit arrangements") for any employees whether written or unwritten.

         4.17 Employees and Independent Contractors. The Seller has provided the Buyer prior to the Closing Date with a true and correct list including the name, salary or compensation (including without limitation all commission, override or bonus arrangements), vacation and sick leave policies or other benefits, job description and original employment or contract date of all current employees and independent contractors of the Business based upon the most recently processed information, and the accrued and/or earned vacation time of all employees and, to the best of the Seller's knowledge, the dates and information concerning any previous salary or compensation change or adjustment and the reasons therefore for each such current employee.

         4.18 Worker's Compensation. Except as disclosed on Schedule 4.18, the Seller is in compliance with all worker's compensation laws with respect to the Business and have worker's compensation insurance coverage in full force and effect with respect to the Business, except where any such non-compliance or lack of coverage would not have a material adverse effect on the Buyer's ownership, possession or use of the Business or the Purchased Assets, or on the consummation of the transactions contemplated under this Agreement.

         4.19 Adverse Actions. Except as described on Schedule 4.13 and Schedule 4.19, the Seller has not received any written notice of any judicial or administrative action against the Business or the Purchased Assets.

         4.20 Consents. Except as described on Schedule 4.20, no consents, approvals or authorizations of, any third parties is required in connection with the execution and delivery of this Agreement by the Seller and consummation by the Seller of the transactions contemplated hereby.

         4.21 Commissions. The Seller has not authorized any person to act in such a manner as to give rise to any valid claim against the Buyer for a brokerage commission, finder's fee, or similar payment as a result of the transactions contemplated under this Agreement.

         4.22 Financial Statements; Absence of Liabilities. The Seller has provided Buyer with true and correct copies of the unaudited financial statements described on Schedule 4.22 (the "Financial Statements"). The Financial Statements present fairly the Seller's financial position as of the periods indicated thereon. The Financial Statements are based on the books and records of Seller and, and except to the extent so provided on Schedule 4.22, were prepared in accordance with generally accepted accounting principles, applied on a consistent basis. Except for the liabilities described in the Financial Statements and liabilities incurred in the ordinary course of business since the date of the most recent balance sheet included among the Financial Statements, the Business has not incurred, and the Purchased Assets are not subject to, any liabilities, whether known, unknown contingent or otherwise, that would have a material adverse affect on the Business.

             Article 5 - Representations and Warranties of the Buyer

         As a material inducement to the Seller to enter into this Agreement, the Buyer hereby represents and warrants to the Seller as follows:

         5.1 Authority as to Execution. The execution and delivery of this Agreement and the instruments called for by this Agreement by or on behalf of the Buyer and the consummation of the transactions contemplated hereunder and thereunder, shall have been duly authorized by all necessary limited liability company actions on or prior to the Closing Date. This Agreement and each of the instruments called for by this Agreement will be a valid and binding obligations of the Buyer, each enforceable against the Buyer in accordance with their respective terms.

         5.2 Organization and Entity Authority. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky, and qualified as a foreign corporation to do business in the State of Florida, with full legal power and authority to execute, deliver and perform its obligations under this Agreement and the instruments called for by this Agreement.

         5.3 No Violation of Law; Other Agreements. Neither the execution and delivery of this Agreement or the instruments called for by this Agreement, nor consummation of the transaction herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof, will conflict with or violate any provision of law or of the Articles of Organization or the Operating Agreement of the Buyer, or result in a violation or default in any provision or any regulation, order, writ, injunction or decree of any court or governmental agency or authority, or of any agreement or instrument to which the Buyer is a party or by which the Buyer is bound or subject.

         5.4 Commissions. Except for the obligation of the Buyer to Stoneridge Partners, the Buyer has not authorized any person to act in such a manner as to give rise to any valid claim against the Seller for a brokerage commission, finder's fee, or similar payment as a result of the transactions contemplated under this Agreement. The Buyer acknowledges and agrees that it shall be solely responsible for fees and commissions due to Stoneridge Partners.

         5.5 Consents. To the best of the Buyer's knowledge, the consents listed on Schedule 5.5 constitutes all of the consents required for the Buyer to close the transactions contemplated by this Agreement.

                       Article 6 - Covenants of the Seller

         6.1 Conduct of Business. From the date of this Agreement until the Closing Date, the Seller agrees to operate the Business and otherwise carry on the Business in substantially the same manner heretofore conducted and not make other than in the ordinary course of business, any material change in its personnel, operations, finances, accounting policies, or personal property. without the prior written consent of Buyer. Between the date hereof and the Closing Date, the Seller agrees to use its reasonable efforts to retain its present employees and preserve the goodwill and business of their customers, suppliers, and others having business relations with them, and agree to conduct the financial operations of the Business in accordance with its existing business practices. From the date of this Agreement to the Closing Date, the Seller agrees to not do any of the following in connection with its ownership and operation the Business and the Purchased Assets without the Buyer's prior written consent:

                  (a) cancel or permit any insurance, bond, surety instrument or letter of credit to lapse or terminate, except in the ordinary course of business or unless renewed or replaced by like coverage;

                  (b) default in any respect under any loan, material contract, agreement, lease or commitment;

                  (c) enter into any contract, agreement, lease or other commitment, except in the ordinary course of business;

                  (d) sell or agree to sell the Business or any of the Purchased Assets;


                  (e) hire any employees, increase any compensation to employees, enter into any employment arrangement, agreement or undertaking, or pay or promise to pay any fringe benefit, bonus or special compensation to employees, except in the ordinary course of business;

                  (f) impede the Buyer, its counsel, accountants and other representatives from reasonable access, during normal business hours and upon reasonable advance notice, to the Business and the Purchased Assets so that the Buyer may have the opportunity to conduct a reasonable investigation of the Business;

                  (g) encumber any of the Purchased Assets or incur any liabilities with respect to the Business, except in the ordinary course of business; or

                  (h) permit any employees of the Business to be "hired" or otherwise used by the Seller other than in connection with the operation of the Business (the intention of the parties being that as of the Closing, the Buyer will have the opportunity, but not the obligation, to hire all of the Seller's employees utilized in the operation of the Business as of the date of this Agreement and that none of such employees will have any preexisting arrangement to remain employed by the Seller after the Closing Date).

         6.2 Sales, Etc. The Seller agrees to not sell, lease, remove or otherwise dispose of any of the Purchased Assets, which are located or used in the Business (except for retirements and replacements in the ordinary course of business, provided that all items which are retired or replaced are contemporaneously replaced by items of substantially equivalent value), or liquidate or dissolve.

         6.3 Insurance. Through the Closing Date, the Seller agrees to maintain the insurance described in Article 4.

         6.4 Notice. From the date hereof to the Closing Date, the Seller agrees to promptly advise the Buyer of the occurrence of any governmental inspections, investigations, citations with respect to the Business or the Purchased Assets, and of which the Seller has received written or oral notification.

         6.5 Access to Personnel and Records. From the date of this Agreement until the Closing Date, the Seller agrees to give the Buyer, and the Buyer's counsel, accountants, consultants and other agents and representatives, reasonable access, during normal business hours and upon reasonable request, to its properties, books, contracts, commitments and records relating to the Purchased Assets and the operations of the Business.

         6.6 Financial Information. The Seller agrees to provide the Buyer with such financial information available to the Seller relating to the operations of the Business as the Buyer may reasonably request.

         6.7 Collection Practices. The Seller agrees to not deviate from its current lawful practices with respect to the collection of accounts receivable from the Business's patients to the extent that any such change in collection practices would impair or adversely affect the Business's ability to continue its relationships with those patients after Closing.

         6.8 Cooperation. From the date hereof to the Closing Date, the Seller agrees to cooperate in good faith with the Buyer in order to obtain all governmental, regulatory and other third party consents and approvals which are necessary or desirable to consummate the transactions contemplated under this Agreement. The Seller agrees to cooperate fully with Buyer with respect to the Buyer's due diligence investigation of the Business, the Licenses and the Purchased Assets. The Seller agrees to use its good faith efforts to cause each of the conditions to the Buyer's obligation to close the transactions contemplated by this Agreement set forth in Article 8 to be satisfied on or prior to the Closing Date.

         6.9 Approval of Transfer. From the date hereof to the Closing Date, the Seller agrees to use its good faith efforts, at the Buyer's expense, including the filing and submission of all necessary and appropriate applications and documents, to obtain the approvals and consents of all applicable governmental and regulatory authorities, and any other third party identified as necessary in order to transfer the Business, the Purchased Assets, the Assumed Contracts and the Licenses to the Buyer.

         6.10 Consents. The Seller agrees to use its good faith efforts to procure the consents of any third parties necessary for the assignment to the Buyer of the Assumed Contracts and Licenses (to the extent the obtaining of such consents can occur pre-Closing).

         6.11 No-Shop Clause. From and after the date of the execution and delivery of this Agreement until the termination of this Agreement (unless the Closing Date is extended beyond such date by the parties), the Seller agrees to not, without the prior written consent of the Buyer: (i) offer for sale any material portion of the Business or Purchased Assets; (ii) solicit offers to buy all or any material portion of the Business or Purchased Assets; (iii) hold discussions with any party (other than the Buyer) looking toward such an offer or solicitation or looking toward a merger or consolidation with the Seller; or
(iv) enter into any agreement with any party (other than the Buyer) with respect to the sale or other disposition of any material portion of the Business or Purchased Assets.

                       Article 7 - Covenants of the Buyer

         7.1 Access to Records. For a period extending to the greatest of five years from and after the Closing Date, any longer period required by law, or the date of final settlement of cost reports for any period prior to the Closing Date, the Buyer agrees to retain the patient and medical records of the patients serviced by the Business on and prior to the Closing Date, and will give the Seller, and the Seller's counsel, accountants, consultants and other agents and representatives, full and complete access, during reasonable business hours and upon reasonable request.

         7.2 Cooperation. From the date hereof until the Closing Date, the Buyer agrees to cooperate in good faith with the Seller in order to obtain all governmental, regulatory and other third party consents and approvals which are necessary or desirable to consummate the transactions contemplated under this Agreement.

         7.3 Approval of Transfer. From the date hereof until the Closing Date, the Buyer agrees to use its best efforts, including the filing and submission of all necessary and appropriate applications and documents, to obtain the approvals and consents of all applicable governmental and regulatory authorities and other third parties required or necessary in order to transfer the Business, the Licenses, the Assumed Contracts and the Purchased Assets to the Buyer.

           Article 8 - Conditions Precedent to the Buyer's Obligations

         The Buyer's obligation to close is subject to the satisfaction of the following conditions before or at Closing, unless waived by the Buyer:

         8.1 Representations and Warranties True at Closing. The representations, warranties and covenants made by the Seller in this Agreement must be true in all material respects at and as of Closing as if made on and as of Closing, provided that the Seller shall have the opportunity to update and modify the disclosures set forth on the Schedules attached hereto, through the Closing Date, subject to the approval and acceptance by the Buyer if such updates and modifications materially change the scope and nature of the disclosures set forth on the Schedules and the right of Buyer to terminate this Agreement and Buyer's obligations hereunder if Buyer determines in its sole discretion that such update may adversely affect the Business or the Assets..

         8.2 Compliance with Agreement. The Seller must have performed and complied with all of its covenants and obligations under this Agreement in all material respects which are to be performed or complied with by them before or at Closing.

         8.3 The Seller's Certificate. The Seller must have delivered to Buyer a certificate stating that (i) the representations, warranties and covenants made by the Seller in the Agreement are true in all material respects at and as of Closing as if made on and as of Closing, and (ii) the Seller has performed and complied with all of its covenants and obligations under this Agreement in all material respects which are to be performed or complied with by it before or at Closing.

         8.4 Adverse Proceedings. As of the Closing Date, no suit, action, claim or governmental proceeding is pending or threatened against, and no order, decree or judgment of any court, agency or other governmental authority has been rendered against the parties or any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms or otherwise have a material adverse effect on the Buyer's ownership, use or enjoyment of the Business, the Licenses, the Assumed Contracts or the Purchased Assets.

         8.5 Approvals. All necessary material federal, state and local governmental and regulatory and other third party consents, waivers, and other approvals or determinations required to be obtained with respect to the sale and/or transfer of the Licenses, the Assumed Contracts and the Purchased Assets to the Buyer, and Buyer's operation of the Business thereafter, must have been obtained, with the form and substance of such consents, etc. satisfactory to the Buyer in its sole discretion. In addition, the consummation of the transactions contemplated by this Agreement shall have been approved by the Boards of Directors of the Buyer and Almost Family, Inc, and the senior lender for Almost Family, Inc.

         8.6 Closing Documents. The documents required to be delivered by the Seller to the Buyer pursuant to this Agreement must be executed in a form reasonably acceptable to the Buyer.

         8.7 Due Diligence Investigation. The Buyer shall have completed its due diligence investigation of the Seller, the Business and the Purchased Assets, with the results of such investigation satisfactory to the Buyer in its sole discretion.

          Article 9 - Conditions Precedent to the Seller's Obligations

         The Seller's obligation to close is subject to the satisfaction of the following conditions prior to or at Closing, unless waived by the Seller:

         9.1 Representations and Warranties True at Closing. The representations and warranties made by the Buyer in this Agreement must be true in all material respects at and as of Closing with the same effect as though such representations and warranties had been made or given on and as of Closing.

         9.2 Compliance with Agreement. The Buyer must have performed and complied with all its covenants and obligations under this Agreement in all material respects which are to be performed or complied with by it before or at the Closing.

         9.3 Buyer's Certificate. The Buyer must have delivered to the Seller a certificate stating that (i) the representations, warranties and covenants made by the Buyer in the Agreement are true at and as of Closing as if made on and as of the Closing, and (ii) the Buyer has performed and complied with all of its covenants and obligations under this Agreement in all material respects which are to be performed or complied with by it before or at Closing.

         9.4 Adverse Proceedings. As of the Closing Date, no suit, action, claim or governmental proceeding is pending against, and no order, decree or judgment of any court, agency or other governmental authority has been rendered against the parties or any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

         9.5 Approvals. All necessary federal, state and local governmental and regulatory and other third party consents, waivers, and other approvals and determinations required to be obtained with respect to the sale and/or transfer of the Licenses and the Purchased Assets to the Buyer must have been obtained. In addition, the consummation of the transactions contemplated by this Agreement shall have been approved by the Boards of Directors of the Seller.

         9.6 Closing Documents. The documents required to be delivered by the Buyer to the Seller pursuant to this Agreement must be executed and delivered in a form reasonably acceptable to the Seller.

         9.7 Purchase Price. Seller's receipt of $2,500,000 via wire transfer, representing the portion of the purchase price payable in cash at Closing.

                      Article 10 - Termination of Agreement

         10.1      Termination.

                  (a) This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time before the Closing Date:

                           (i) by mutual consent of the Seller and the Buyer;

                           (ii) by the Buyer, if there has been a material
misrepresentation in this Agreement
by the Seller, or a material breach by the Seller of any of its warranties or covenants set forth in this Agreement, or an uncured failure of any condition to which the obligations of the Buyer are subject; or

                           (iii) by the Seller, if there has been a material
misrepresentation in this Agreement
by the Buyer, or a material breach by the Buyer of any of its warranties or covenants set forth in this Agreement, or an uncured failure of any condition to which the obligations of the Seller are subject.

                  (b) This Agreement will be terminated if Closing does not occur on or before April 30, 2005, unless extended by mutual agreement of the parties.

                          Article 11 - Indemnification

         11.1 Survival of Representations and Warranties. All of the representations, and warranties made by the Seller and the Buyer under this Agreement will survive the closing of the transactions contemplated by this Agreement for a period of two (2) years.

         11.2       Indemnification of the Buyer and Certain Affiliates

                  (a) General. The Seller agrees to indemnify, defend and hold the Buyer and Almost Family, Inc., and their respective officers, directors, shareholders, agents and attorneys (together, "Indemnified Parties") harmless from and against, and reimburse the Indemnified Parties on demand for, any damage, loss, cost or expense (including reasonable attorneys' fees) incurred by an Indemnified Party resulting from (i) any breach of the Seller's representations, warranties or covenants in this Agreement, or from any misrepresentation in, or omission by the Seller under this Agreement, (ii) any brokerage or similar fee due to any agent of the Seller, (iii) any federal, state or local tax liability or obligation arising with respect to the Seller or the operation of the Business prior to the Closing, and (iv) any liability of the Seller or liability with respect to which the Purchased Assets are subject to, or obligation under the Assumed Contracts accruing prior to the Closing.

                  (b) Audits, Investigations, Refund Obligations and Other Pre-Closing Liabilities. The Seller agrees to indemnify, defend and hold the Indemnified Party harmless from and against, and reimburse the Indemnified Party on demand for, any actual damage, loss, cost, refund obligation, or expense (including reasonable attorneys' fees incurred in defending any claim for such damage, loss, cost or expense) resulting from, or in any way related to, any of the following: (i) any audit or investigation by Medicaid or federal Medicare authorities or third party payors concerning the operation of the Business before the Closing or any amounts paid with respect to the operation of the Business before Closing; (ii) any assessment, adjustments, suspensions or offsets made against an Indemnified Party or the Purchased Assets as a result of such an audit or investigation; (iii) any costs of defense of, and any judgment against an Indemnified Party with respect to, any litigation relating to the operation of the Business before Closing; (iv) any mortgage, security interest, lease, obligation, claim, liability, debt, lien, charge or encumbrance relating to matters prior to Closing asserted against the Purchased Assets; and (v) any other personal liability, property damage, personal injury, cost, claim, expense or assessment asserted against an Indemnified Party or the Purchased Assets as a result of, or with respect to, the operation of the Business before the Closing, excluding obligations arising after the Closing under the Assumed Contracts.

         11.3     Indemnification of the Seller.

                  (a) General. The Buyer agrees to indemnify, defend and hold the Seller and its officers, directors, partners, shareholders, agents and attorneys (together, "Seller Indemnified Parties") harmless from and against, and reimburse the Seller Indemnified Parties on demand for, any damage, loss, cost or expense (including reasonable attorneys' fees) incurred by a Seller

Indemnified Party resulting from (i) any breach of the Buyer's representations, warranties or covenants in this Agreement, or from any misrepresentation in, or omission by the Buyer under this Agreement, (ii) any brokerage or similar fee due to any agent of the Buyer, (iii) any federal, state or local tax liability or obligation arising with respect to the Buyer or the operation of the Business after the Closing, and (iv) any liability of the Buyer or liability with respect to which the Purchased Assets are subject to, or obligation under the Assumed Contracts accruing after the Closing.

                  (b) Audits, Investigations, Refund Obligations and Other Post-Closing Liabilities. The Buyer agrees to indemnify, defend and hold the Seller Indemnified Party harmless from and against, and reimburse the Seller Indemnified Party on demand for, any actual damage, loss, cost, refund obligation, or expense (including reasonable attorneys' fees incurred in defending any claim for such damage, loss, cost or expense) resulting from, or in any way related to, any of the following: (i) any audit or investigation by Medicaid or federal Medicare authorities or third party payors concerning the operation of the Business after the Closing or any amounts paid with respect to the operation of the Business after Closing; (ii) any assessment, adjustments, suspensions or offsets made against a Seller Indemnified Party or the Purchased Assets as a result of such an audit or investigation; (iii) any costs of defense of, and any judgment against a Seller Indemnified Party with respect to, any litigation relating to the operation of the Business after Closing; (iv) any mortgage, security interest, lease, obligation, claim, liability, debt, lien, charge or encumbrance relating to matters after Closing asserted against the Purchased Assets; and (v) any other personal liability, property damage, personal injury, cost, claim, expense or assessment asserted against a Seller Indemnified Party or the Purchased Assets as a result of, or with respect to, the operation of the Business after the Closing, excluding obligations arising before the Closing under the Assumed Contracts.

         11.4     Procedure for Indemnification.     The following procedure
shall apply with respect to any claims or proceedings covered by the foregoing agreements to indemnify and hold harmless:

                  (a) The party who is seeking indemnification (the "Claimant") shall give written notice to the party from whom indemnification is sought (the "Indemnitor") promptly, but in no event greater than ten (10) business days, after the Claimant learns of the claim or proceeding; provided that the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder if the Claimant uses its best efforts to mitigate Claimant's damages, except to the extent it is actually damaged thereby. Notwithstanding anything to the contrary contained herein, in the event that a Claimant gives notice to the Indemnitor within such ten (10) business day time period set forth above, the Claimant shall have no obligation to mitigate Claimant's damages under this paragraph 11.4 (a).

                  (b) With respect to any third-party claims or proceedings as to which the Claimant is entitled to indemnification, the Indemnitor shall have the right to select and employ counsel of its own choosing to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided, however that the Claimant may employ counsel, of its own choosing, at its sole expense. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. The Claimant may elect to participate in the defense of any such third party claim, and may, at its sole expense, retain separate counsel in connection therewith. Subject to the foregoing the Claimant shall not settle or compromise any such third party claim without the prior consent of the Indemnitor, which consent shall not be unreasonably withheld.

         11.5     Limitations.

                  (a) Notwithstanding anything in this Article 11 to the contrary, the indemnification obligation of a party shall cover only the amount by which the aggregate indemnification obligation of such party (except for the application of this paragraph 11.5(a)), exceeds $20,000.

                  (b) From and after the Closing Date, each party's sole and exclusive remedy under this Agreement shall be the indemnification remedies set forth in this Article 11, and no party shall be entitled to any other remedy (whether at law or equity), including, without limitation, rescission of this Agreement.

                          Article 12 - Other Provisions

         12.1 Further Assurances. The parties agree to execute and deliver any and all papers and documents which may be reasonably necessary to carry out the terms of this Agreement.

         12.2 Entire Agreement; Amendment. All schedules to this Agreement are deemed to be incorporated into and made part of this Agreement. This Agreement together with the schedules, contains the entire agreement between the parties and there are no agreements, representations, or warranties which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by both parties hereto.

         12.3 Binding Effect; Assignment. This Agreement is binding upon and inures to the benefit of the parties and their respective successors and assigns; provided, however, that other than an assignment by the Buyer of its rights under this Agreement to an affiliate of the Buyer which does not relieve the Buyer of its obligations under this Agreement, neither this Agreement nor any rights hereunder are assignable nor transferable without the prior written consent of the other party. This Agreement is not intended and must not be construed to create any rights in any parties other than the Buyer and the Seller and no person may assert any rights as a third party beneficiary.

         12.4 Separate Counterparts. This Agreement may be executed in several identical counterparts, all of which when taken together constitutes but one instrument, and it will not be necessary in any court of law to introduce more than one executed counterpart in proving this Agreement. This Agreement may be executed and delivered by fax counterpart signatures, and upon exchange of fax counterpart signatures, this Agreement will be binding upon the parties.

         12.5 Transaction Costs. Each party to this Agreement agrees to be responsible for its own costs for any legal, accounting and other services, if any, attendant to the transactions contemplated by this Agreement. The Buyer will bear the cost of transfer of the Licenses and any regulatory approvals necessary to complete the transaction.

         12.6 Notices. Any notice, request, instruction or documents required or permitted hereunder must be in writing and will be deemed given if delivered personally or by certified mail, U.S. mail, national recognized overnight courier service or sent by telex, telecopy or other telecommunication device capable of creating a written record (and promptly confirmed by hard copy delivery) to a party at the address set forth below:

             (i) If to the Seller:

                  Manatee Memorial Hospital
                  206 Second Street East
                  Bradenton, Florida  34208-1000
                  Fax:    (941) 745-7233
                  Attn:  CEO/Managing Director

                  With a copy to:

                  Universal Health Services, Inc.
                  367 South Gulph Road
                  King of Prussia, Pennsylvania 19406
                  Fax:   (610) 992-4566
                  Attn: General Counsel

             (ii) If to the Buyer or Buyer's Guarantor:

                  9510 Ormsby Station Road
                  Suite 300
                  Louisville, Kentucky  40223
                  Fax:  (502) 891-8067
                  Attn:  President

                  With a copy to:

                  Frost Brown Todd LLC
                  400 West Market Street
                  32nd Floor
                  Louisville, Kentucky 40202-3363
                  Fax: (502) 581-1087
                  Attn: Scott W. Dolson

unless and until notice of another or different address is given as provided herein.

         12.7 Severability. The provisions of this Agreement are severable, and the invalidity of any provision will not affect the validity of any other provision.

         12.8 Captions. The captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

         12.9 Gender. All pronouns used herein will include both the masculine and feminine gender as the context requires.

         12.10 Governing Law; Joint Preparation. The execution, interpretation, and performance of this Agreement will be governed by the laws of the State of Florida, without regard to or application of its conflicts of law principles. This Agreement is deemed to have been prepared jointly by the parties. Any ambiguity in this Agreement will not be interpreted against either party and will be interpreted as if each of the parties hereto had prepared this Agreement.

         12.11 Guaranty. In consideration of Seller's execution and delivery of this Agreement and its agreement to perform the transactions contemplated hereby, and as a material inducement of such execution, delivery and performance, Buyer's Guarantor hereby guarantees the full, complete and timely performance of and compliance with all of the covenants, agreements, obligations and other liabilities of Buyer as set forth in this Agreement. The obligation and liability of Buyer's Guarantor hereunder is absolute and unconditional, irrespective of any circumstance, which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Seller may at its option proceed in the first instance against Buyer's Guarantor to collect any liability of Buyer hereunder without first proceeding against Buyer.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                        CARETENDERS VISITING SERVICES OF
                        DISTRICT 6, LLC


                        By    /s/ Steve Guenthner
                        ---------------------------------------------------
                             C. Steven Guenthner

                        Title:   Secretary & Treasurer
                        ----------------------------------------------------

                         MANATEE MEMORIAL HOSPITAL, L.P.


                         By    /s/ Gerald Christine
                         ---------------------------------------------------
                              Gerald Christine

                         Title:   Chief Financial Officer
                         ---------------------------------------------------


                          ALMOST FAMILY, INC.


                          By    /s/ Steve Guenthner
                          --------------------------------------------------
                               C. Steven Guenthner

                           Title:   Senior VP & CFO
                           -------------------------------------------------

                          LIST OF ANNEXES AND SCHEDULES
              TO MANATEE HEALTHCARE SYSTEM ASSET PURCHASE AGREEMENT


         Annex A - Noncompetition Agreement
         Annex B - Bradenton Lease
         Annex C - Promissory Note

         Schedule 1.1 - List of Equipment, Etc.; Leased Assets Schedule 1.3 - Assumed Contracts Schedule 2.2 - Allocation of Purchase Price Schedule
         4.1 - Authority Schedule 4.2 - Licenses, Permits and Payment Programs
         Schedule 4.5 - Title & Liens Schedule 4.7 - Insurance Schedule 4.9 - Governmental Approvals & Licenses Schedule 4.10 - Healthcare Regulatory Compliance Schedule 4.11 - Contracts Schedule 4.12 - Violations of Law
         Schedule 4.13 - Litigation Schedule 4.16 - ERISA Matters Schedule 4.18
         - Worker's Compensation Compliance Schedule 4.19 - Adverse Actions
         Schedule 4.20 - Consents Schedule 4.22 - Financial Statements Schedule
         5.5 - Buyer Consents

                                       A-4
                                     Annex A

                       CONFIDENTIALITY NONSOLICITATION AND
                            NONCOMPETITION AGREEMENT


         This is a Confidentiality Nonsolicitation and Noncompetition Agreement dated as of March 31, 2005, among (i) Almost Family, Inc. and Caretenders Visiting Services of District 6, LLC (collectively, the "Protected Parties"), and (ii) Manatee Memorial Hospital L.P. (the "Seller").

                                    Recitals

         A. Pursuant to an Asset Purchase Agreement dated as of March 29, 2005 (the "Purchase Agreement"), the Buyer is purchasing certain assets used in the operation of a home health agency operating in the Manatee/Bradenton market in Florida. The agreement by the Seller to the terms of this Agreement was material to the decision of the Buyer to enter into the transactions described in the Purchase Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Purchase Agreement.

         B. For purposes of this Agreement, "Proprietary Information" means as it relates to the Business, patient lists, referral sources, business relationships, business records and financial records, all of which have been acquired by Caretenders Visiting Services of District 6, LLC in connection with the purchase of the Business. The Protected Parties have expressly or impliedly protected such information from unrestricted use by persons not associated with the Protected Parties.

         THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

         1. Confidential Information.

                  (a) The Seller agrees that it shall (i) maintain the strict confidence of, undertake all commercially reasonable steps to avoid divulging or disclosing, and preserve and protect the Proprietary Information from disclosure to, or access or use by, any person or entity, including any competitor or potential competitor of the Business except as required by law, and (ii) during the Restricted Period, not use the Proprietary Information to compete, directly or indirectly, with the Business. The Seller acknowledge that the Proprietary Information constitute valuable, special and unique property of the Business being acquired by Caretenders Visiting Services of District 6, LLC.

                  (b) The Seller represents and warrants to the Protected Parties that it has delivered to Caretenders Visiting Services of District 6, LLC any and all papers, books, records, documents, memoranda and manuals, including all copies thereof, whether hard or digital copies, that constitute Proprietary Information .

                  (c) The Seller agrees that, if at any time after the date of this Agreement, the Seller determines that it has any Proprietary Information in its possession or control, the Seller shall immediately deliver all such Proprietary Information to Caretenders Visiting Services of District 6, LLC, including all copies or portions thereof.

         2.       Employee Solicitation.

                  (a) Each of the Protected Parties and Seller agrees that, during the five year period after the date of this Agreement (the "Restriction Period"), such party shall not, directly or indirectly, induce, encourage or solicit any employee of the other party to leave the employ of the other party or become employed by such party, except (i) with the prior written consent of the other party, and (ii) for the hiring by Caretenders Visiting Services of District 6, LLC of current or former employees of Seller who were employed in the Business.

                  (b) In addition to the restriction in paragraph 2(a), each of the Protected Parties and Seller further agree that, during the 12 month period after the date of this Agreement, such party shall not hire any current or former employees of the other party, except (i) with the prior written consent of the other party, and (ii) for the hiring by Caretenders Visiting Services of District 6, LLC of current or former employees of Seller who were employed in the Business.

         3. Noncompetition Covenant. The Seller agrees that it shall not, during the Restriction Period, directly or indirectly, individually, or through any person, partnership, joint venture, corporation or other entity in which Seller has any interest, including, without limitation, as a shareholder, owner, member, partner, investor, director, officer, employee or consultant or otherwise, own, operate, manage, develop or provide consulting services to, any entity providing home health services as its sole or primary business in Florida Health District #6.

         4. Consideration; Adjustment of Restriction Period. The Seller acknowledges that the consideration for the covenants in this Agreement is the Purchase Price. The Protected Parties agree that the Restriction Period shall terminate for purposes of paragraphs 2 and 3 (but excluding the restrictive covenants regarding confidential information in paragraph 1) if the Protected Parties for any reason cease to operate the Business or terminate the Bradenton Lease contemplated by the Purchase Agreement with the Seller (thereby leaving the Manatee hospital campus of the Seller), for reasons other than the Seller's default under such lease arrangement.

         5. Specific Enforcement. In the event of a breach of any party's covenants in this Agreement, it is agreed that damages will be difficult to ascertain and affected party may petition a court of law or equity for, and be granted, injunctive relief in addition to any other relief which the affected party may have under the law, including reasonable attorney's fees.

         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to or application of its conflicts of laws principles. Each of the parties has participated in the preparation of this Agreement and agree that in construing the provisions of this Agreement, the general rule that provisions shall be construed most strongly against the party that drafted such provisions shall have no application.

         7. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and other understandings with respect to the subject matter hereof. No change, modification, addition or amendment of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

         8. Construction. The parties agree that the restrictions set forth herein are reasonable and necessary to preserve the business of the parties and that the maximum protection available under the law shall be provided to the parties by this Agreement to protect each party's interests in its business and confidential information and that, if the restrictions imposed hereby are held by any court to be invalid, illegal or unenforceable as to time, territory, scope or otherwise, this Agreement shall be construed to impose restrictions which are valid, legal and enforceable as to time, territory, scope or otherwise, as the case may be, to the maximum extent permitted under applicable law.

         9 Headings. The headings contained in this Agreement are included for ease of reference only and shall not be considered in the interpretation or enforcement of this Agreement.

         10. Provisions Severable. To the extent that any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         11. Notices. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been duly given if mailed by certified mail, return receipt requested, postage prepaid to the addresses set forth in the Purchase Agreement, or to such other addresses which a party has given the other parties written notice.

         12. Benefit. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and, as applicable, their respective heirs, executors, administrators, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the preamble above.

                                        ALMOST FAMILY, INC.


                                        By________________________________
                                          P. Todd Lyles, Senior Vice President


                                        CARETENDERS VISITING SERVICES OF
                                        DISTRICT 6, LLC


                                        By__________________________________
                                          P. Todd Lyles, Senior Vice President



                                         MANATEE MEMORIAL HOSPITAL, L.P.


                                         By__________________________________

                                        Title:________________________________

                                      B-16
                                     Annex B

                                      LEASE



         THIS LEASE, made and entered into this 1st day of April, 2005, between Manatee Memorial Hospital, hereinafter referred to as "Landlord," and Caretenders Visiting Services of District 6, LLC, hereinafter referred to as "Tenant."


                              W I T N E S S E T H :


         WHEREAS, the Landlord owns a certain building known as Manatee memorial Hospital - Ground Annex, hereinafter referred to as the "Building," located at 206 Second Street East, Bradenton, Florida, and

         WHEREAS, the Tenant desires to enter into a lease for office space in the Building,

         NOW THEREFORE, the Landlord hereby leases to the Tenant and the Tenant hereby hires from the Landlord the space previously occupied by Florida Home Health in the Building hereinafter referred to as the "Premises," which contains approximately 4,256 square feet on the first floor, upon the following terms and conditions:

1.       TERM

         A. The term of this Lease shall be five years, commencing on the 1st day of April, 2005, and expiring on the 31st day of March, 2010, ("Initial Term") unless sooner terminated as provided herein, or unless extended for a term of up to five additional years at the option of Tenant ("Renewal Term"); such option must be exercised by Tenant at least ninety days prior to the end of the initial five-year term by providing written notice to Landlord.

         B. Should the Tenant hold over and remain in possession of the Premises after the expiration of this Lease without the written consent of the Landlord, such possession shall be as a month-to-month tenant. During such tenancy, monthly rent shall be payable in an amount equal to the rent paid for the last month of the term hereof plus fifty percent (50%). All other terms and conditions of this Lease shall continue in full force and effect during such tenancy, which shall be terminable by either party at the end of any monthly period upon the delivery of fifteen (15) days' prior written notice.

         C. The Tenant shall vacate the Premises in the same good repair as received at the commencement of the term, ordinary wear and tear and damage caused by casualty or condemnation excepted, and provided Tenant is not in default under the terms hereof, and shall remove from the Premises all Tenant's property in order that the Landlord can repossess the Premises on the day this

Lease or any extension hereof expires or is sooner terminated. Tenant agrees that upon removal of Tenant's property, Tenant will, upon Landlord's written request, restore the Premises to its original condition at Tenant's expense, ordinary wear and tear and damage caused by casualty or condemnation, excepted.

2.       LEASE PAYMENTS

         A. The Tenant shall pay to the Landlord as fixed rent, without notice or demand and without abatement deduction or setoff, except as elsewhere provided herein, $18.00 per square foot of rented space per year. Said fixed rent shall be paid in advance in equal monthly installments of $6,384 on the first day of each and every calendar month during the term of this Lease; provided, however, that in the event the term hereof commences on a day other than the first day of a calendar month, then upon commencement of the term hereof the Tenant shall pay to the Landlord a prorata portion of rent equal to that portion of the calendar month remaining from the commencement of the term to the first day of the next following calendar month.

         B. No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment in this Lease shall be considered anything other than a payment on account of the earliest rent due, nor shall any endorsement or statement on any check or on any letter accompanying any check or payment as rent be deemed in accord and satisfaction and the Landlord may accept such check or payment without prejudice to its right to recover the balance of the rent and to pursue any other remedy provided for in this Lease, or otherwise available at law or in equity.

         C. All payments under this Lease Agreement to be made by the Tenant to the Landlord shall be made payable to and mailed or personally delivered to the Landlord at the following address:


                            Manatee Memorial Hospital
                            206 Second Street East
                            Bradenton FL 34208-0000
                            Attn: CFO

There will be an annual cost of living adjustment to the fixed rental based upon the annual percentage increase in the cost of living as determined by the Consumer Price Index, (the United States Average published by the Bureau of Labor Statistics of the United State Department of Labor). The cost of living increase shall not exceed 4% per year. The annual cost of living adjustment shall be cumulative and shall be based upon the previous lease year's fixed rent which shall include all, if any, prior years cumulative cost of living adjustments.

         D. (1) Lessee shall pay Additional Rent, covering Lessee's share of the real estate taxes, insurance and cost of operations and maintenance of the Building., at a flat rate of $5.00 per square foot per year (Base Cost). The Additional Rent shall be billed to the Tenant on a monthly basis and shall be payable at the same time as the monthly fixed rent payments.

                  (2) Subject to Paragraph 13, Tenant agrees to pay as rent in addition to the fixed rental and the Additional Rent any and all reasonable sums which may become due by reason of the failure of Tenant to materially comply with all the covenants of this Lease and pay any and all reasonable damages, costs and expenses which the Landlord may suffer or incur by reason of any default of the Tenant or failure on its part to materially comply with the covenants of this Lease, and each of them, and also any and all damages of the Premises caused by any act or neglect of the Tenant.

3.       DEPOSITS

         A. Tenant shall pay to Landlord, upon the execution of the Lease, $6,384 which represents payment of the first month's rent or a pro-rata portion thereof, as determined by the commencement date of this Lease, together with a security deposit equal to one full month's fixed rent for the faithful performance of this Lease. The said security deposit of $6,384 shall be refunded to the Tenant upon expiration of the term of this Lease provided that the Tenant has materially performed all of the covenants and conditions contained herein. Said security deposit shall be non-interest bearing and the Landlords shall be entitled to commingle it with its own funds.

         B. If Tenant defaults with respect to any provision of this Lease, Landlord may, but shall not be obligated to, use, apply or retain all or any part of this security deposit for the payment of any rent or any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, or to repair damages to the Premises caused by Tenant or to clean the Premises upon termination of this Lease. If Landlord does not elect to apply this security deposit as set forth above, the fact that Landlord is holding such deposit shall not affect Landlord's remedies upon any breach of this Lease by Tenant. If any portion of said deposit is so used or applied, Tenant shall within 30 days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount, and Tenant's failure to do so shall be a breach of this Lease.

         C. It is understood that the said deposit is not to be considered as the last rental due under the Lease.

4.       USE OF PREMISES

         A. So long as a hospital is in operation on land adjacent to the Premises, Tenant shall use the Premises solely for home health services and shall not use or permit the Premises to be used for any other purpose without the Landlord's prior written consent,. Notwithstanding the foregoing, the Premises shall not be used to provide in-patient care, out-patient surgery, or to provide radiology, pharmacy, public clinic, laboratory or physical therapy services (including without limitation, inhalation therapy, pulmonary, physiological therapy, x-ray, EKG or EEG, or other similar services) GI studies and laboratory work, cardiovascular rehabilitation, catheterization or similar services on a consulting or commercial basis (hereinafter referred to as "Prohibited Medical Services"). The Tenant recognizes that this restriction on the type of use of the Premises is a material consideration for the Landlord to enter into this Lease Agreement. The Tenant shall comply with all laws, ordinances, rules, regulations and codes of all municipal, county, state and federal authorities pertaining to the use and occupation of the Premises.

         B. Tenant shall not do or permit any act in or about the Premises nor bring or keep anything in the Premises which will increase the existing rate of any fire or other insurance upon the Building or covering any part or all of the Building or any of its contents, or which will injure, annoy or interfere with the rights of other tenants or occupants of the Building. Tenant will not use or allow the Premises to be used for any improper, immoral, or unlawful purpose, and it will not commit or allow any nuisance or waste in or about the Premises.

         C. Tenant shall not, without Landlord's prior written consent, permit any sign or notice to be displayed in or about the Premises. Such consent by Landlord shall not be unreasonably withheld. Landlord may, at any time, and from time to time, elect to change the designated name of the Building.

         D. Tenant shall not knowingly use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated or with the requirements of any Board of fire insurance underwriters or similar bodies relating to or affecting the condition, use or occupancy of the Premises. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force.

         E. Tenant covenants and agrees, at Tenant's own cost and expense, to keep the Premises and fixtures therein in good order, condition and repair during the term of this Lease and to make all repairs thereto caused by negligent acts or omissions of Tenant and its agents. Tenant shall upon the expiration or sooner termination of the term hereof surrender the Premises and all changes, alterations, additions and improvements theretofore made or installed therein in the same condition as when received or when first made or installed, except for ordinary wear and tear and acts of God.

         F. It is hereby understood that the Tenant is taking the Premises "AS IS". Except as specifically set forth herein Landlord has no obligation to alter, remodel, repair, improve, decorate or paint the Premises or any part thereof, and that no representation respecting the condition of the Premises or the Building has been made by Landlord or any of its agents or employees. Notwithstanding anything to the contrary contained herein, Landlord shall make, at its sole cost and expense, all repairs and replacements to the common areas and the Building as Landlord reasonably deems necessary. Such maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all systems including, but not limited to, mechanical, electrical, HVAC, and plumbing.

5.    INSURANCE, NOTICE OF ACCIDENTS, FIRE DAMAGE AND DEFECTS, AND NON-LIABILITY

         A. Tenant shall keep the Premises insured throughout the term of this Lease under a policy of general public liability insurance against all claims for personal injury or property damage, with such limits as may reasonably be requested by the Landlord, but not less than $1,000,000/$3,000,000 with respect to bodily injury, and $500,000 for property damage. Such policy shall name the Landlord as an additional insured and shall provide that the Landlord will be given ten (10) days' prior written notice of cancellation or any change in the terms thereof. Within ten (10) days after the date hereof, the Tenant shall furnish to the Landlord certificates of insurance certifying that such insurance is in full force and effect.

         B. Tenant shall give prompt notice to Landlord of any of the following of which Tenant shall have knowledge: (i) any accident in or about the Premises,
(ii) any fire in the Premises, (iii) any damage to or defects in the Premises, including fixtures, equipment and appurtenances constituting a part thereof, for the repair of which Landlord is responsible, and (iv) any damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Premises or any part thereof.

         C. Landlord and its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant or others by theft. Landlord and its agents shall not be liable for any injury to persons or damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, flood, water, rain or snow, or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street subsurface or any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord or its agents, servants or employees or caused by or due to the failure of Landlord or its agents, servants or employees to perform its obligations under this Lease; nor shall Landlord be liable for any such damage caused by tenants or other persons in the Building or caused by operations in construction of any private, public or quasi-public work performed by persons other than Landlord, its agents and employees; nor shall Landlord be liable for any such injury or damage to personal property arising out of any latent defect in the Premises or in the Building of which it forms a part occurring prior to the time that Landlord shall have been given notice or shall have knowledge of such defect.

         D. Landlord shall keep the Building insured against damage and destruction by fire, earthquake, vandalism, and other perils in the amount of the full replacement value thereof, as such value may be prudently redetermined from time to time. Such insurance shall include extended coverage, agreed amount and other endorsements of the kinds normally required by institutional lenders and that permit insurance proceeds to be used by Landlord for repair and restoration of the Building.

         E. Landlord shall maintain policies of contractual and comprehensive general liability insurance, including public liability and broad form property damage, with a minimum combined single limit of liability of $5,000,000 for personal injuries or deaths of persons occurring in or about the Building.

         F. All insurance policies against loss or damage to property and business interruption or rent loss shall be endorsed to provide that any release from liability of, or waiver of claim for recovery from, another person entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of such policy or the right of the insured to recover thereunder. Such policies shall also provide that the insurer waives all rights of subrogation that such insurer might have against such other person. Landlord and Tenant hereby waive all claims for recovery from or against the other for any loss or damage to any of its property or damages as a result of business interruption or rent loss insured under a valid policy to the extent of any recovery collectible under such policies.

6.       UTILITIES

         Tenant shall be responsible for the costs of all electrical bills relating to the Premises, including lighting, heating and air conditioning. All electricity use shall be separately metered to Tenant and monthly charges shall be the sole responsibility of Tenant.

7.       ALTERATION OF PREMISES

         A. The Tenant agrees that Tenant shall not structurally alter, repair or change the Premises without the prior written consent of the Landlord,. All structural alterations, improvements, and changes that may be requested by Tenant and approved by Landlord shall be done either by or under the direction of the Landlord, but at the expense of Tenant. Such alterations, improvements and changes shall remain a part of and be surrendered with the Premises unless, at the time Landlord approves such alterations, improvements, or changes, the Landlord directs that the Premises shall be restored to its original condition, which shall be accomplished prior to the expiration of this Lease at the expense of the Tenant.

         B. All other alterations, improvements and changes, including all fixtures and all paneling, partitions, railings and like installations, installed in the Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises unless Landlord, by written notice to Tenant no later than 45 days prior to the date fixed as the termination of this Lease, elects to relinquish Landlord's right thereto and to have them removed by Tenant, in which event, the same shall be removed from the Premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such installation from the Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Premises to substantially the same condition existing prior to installation and repair any damage to the Premises or the Building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's reasonable expense. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Landlord may require. If any mechanic's lien is filed against the Premises, or the Building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Section, the same shall be discharged by Tenant within twenty days thereafter, at Tenant's expense, by filing the bond required by law.

8.       INDEMNIFICATION OF THE LANDLORD

         A. The Tenant, as a material part of the consideration to be rendered to the Landlord under this Lease, hereby waives all claims against the Landlord for damages to goods, wares and merchandise in and about said Premises from any cause beyond the Landlord's control and Tenant shall save the Landlord harmless for any and all damage or injury to any person or to the or property arising from Tenant use and occupancy of the Premises and the failure of the Tenant to keep the Premises in good condition as herein provided, unless such damage or injury is caused by the negligence or willful misconduct of Landlord. Landlord shall not be liable to Tenant for any damage resulting from the negligence of any co-tenant or any other occupant of the same building or by any owner or occupant of adjoining or contiguous property.

         B. In case the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, the Tenant shall pay all reasonable costs and reasonable attorney's fees incurred by such litigation and the Tenant shall also pay all reasonable costs and reasonable attorney's fees incurred by or against the Landlord in obtaining possession of the Premises after a default of the Tenant or after the Tenant's default in surrendering possession of the Premises upon the expiration or earlier termination of the term of this Lease Agreement or enforcing any other covenant of the Tenant herein contained. All such reasonable costs and reasonable attorney's fees if paid by the Landlord, and the payment of all monies provided in this Lease Agreement to be made by the Tenant shall, if paid by the Landlord, be, and they are hereby declared to be, a Landlord's lien upon the Tenant's interest in any personal property placed upon the Premises at any time during the term of this Lease Agreement.

         C. Tenant shall defend and indemnify Landlord and save it harmless from and against any and all liability, damages, costs, or expenses, including attorneys' fees, arising from any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Premises, or arising from any breach or default under this Lease by Tenant or in connection with the use of the Premises, or from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property occurring in or about the Premises. The foregoing provisions shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Landlord or its officers, contractors, licenses, agents, employees, invitees or other tenants.

         D. Landlord shall defend and indemnify Tenant and save it harmless from and against any and all liability, damages, costs, or expenses, including reasonable attorneys' fees, arising from any act, omission, or negligence of Landlord or its officers, contractors, licensees, agents, servants, employees, in or about the Building, . The foregoing provisions shall not be construed to make Landlord responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Tenant or its officers, contractors, licenses, agents, employees, or invitees.


9.       ABANDONMENT OF PREMISES

         [Intentionally deleted]

10.      LANDLORD'S RIGHT OF ENTRY

         A. The Landlord or his agents shall have the right to enter the Premises immediately in the event of an emergency or at such reasonable times and upon at least 48 hours prior notice in order to examine it, to show it to prospective tenants (during the last 90 days of the then-current term), or to make such decorations, repairs, alterations, improvements or additions as the Landlord shall deem necessary or desirable, including but not limited to the construction/improvement of offices adjacent to or above the Premises. Landlord will give Tenant at least 48 hours prior notice of its requirements, and will be responsible for conducting such work so as not to impair Tenant's use and enjoyment of the Premises. The Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of the Tenant in whole or in part unless Tenant's use and enjoyment of the Premises is impaired. The rent required shall abate while decorations, repairs, alterations, improvements or additions are being made by Landlord only when there is a loss or interruption of the business of the Tenant. The granting of such an abatement must be approved in writing by the Landlord prior to the start of any improvements. If the Tenant shall not be personally present to open and permit an entry into the Premises during an emergency and entry therein shall be necessary, the Landlord or his agents may enter the Premises without rendering the Landlord or such agents liable therefor (if during such entry the Landlord or his agents shall accord reasonable care to the Tenant's property), and without in any manner affecting the obligations and covenants of this Lease Agreement. The Landlord's right of entry shall not be deemed to impose upon the Landlord any obligation, responsibility, or liability for the care, supervision or repair of the Premises other than herein provided. The Landlord shall have the right at any time, without effecting an actual or constructive eviction and without incurring any liability to the Tenant therefor, to change the arrangements or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the Building is commonly known.

         B. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency.

11.      DESTRUCTION OF PREMISES/CONDEMNATION

         A. In case of damage by fire or other casualty to the Building in which the Premises are located, if the damage to the Building or to the Premises is equal to twenty percent (20%) of floor area or less during the term of this lease from any cause and if in the reasonable judgment of the Landlord repairs can be completed within 180 days from the date of the damage under applicable laws and regulations of governmental authorities, Landlord shall repair said damage within such time, but such partial destruction shall in no way void this lease, except that Tenant, while such repairs are being made, shall be entitled to a proportionate abatement of rent based upon the extent to which the portion of the Premises not useable by Tenant bears to the total area of the Premises. If Landlord estimates that the Premises can be repaired and returned to substantially the same condition as it existed prior to the casualty within 180 days but fails to complete such repairs within such time period, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time prior to Landlord's completion of restoration.

         B. If in the reasonable judgment of Landlord such repairs exceed twenty percent (20%) of the Premises or cannot be made in 180 days, Tenant or Landlord shall have the right to terminate this Lease by written notice to the other party within 30 days of Landlord's estimate, as required in subsection C herein.

         C. Landlord shall notify Tenant in writing on or before thirty (30) days following the date of such destruction of the estimated time to restore the Premises.

         D. Notwithstanding anything to the contrary contained herein, if any damage or casualty occurs during the last two years of the then-current term, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days of such casualty.

         E. A total destruction of the Premises or of the Building shall terminate this Lease.

         F. If the Premises or any part thereof is taken by eminent domain, this Lease shall expire on the date when the Premises shall be so taken, and the Rent shall be apportioned as of that date. No part of any award shall belong to Tenant. Notwithstanding anything to the contrary contained herein, Tenant may claim and recover from the condemning authority a separate award for Tenant's moving expenses, business relocation expense, and any other award that would not substantially reduce the award payable to Landlord.

12.      SUBORDINATION OF LEASE AGREEMENT

         This Lease, at the Landlord's option, shall be subordinate to any ground lease, overlease, mortgage, deed of trust, any other hypothecation for security or encumbrance now or hereafter affecting the real property of which the Premises are a part, and to any and all advances made on that security and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee, ground lessor or overlessor prefers to have this Lease prior to the lien of its mortgage, deed of trust, ground lease or overlease, and gives written notice to the Tenant, this Lease shall be prior to that mortgage, deed of trust, ground lease or overlease, whether this Lease is dated prior or subsequent to the date of the mortgage, deed of trust, ground lease or overlease, or its recording date. The Tenant will execute any documents required to confirm such subordination or to make this Lease prior to any mortgage, deed of trust, ground lease, or overlease within ten days after written request. Notwithstanding anything to the contrary contained herein, within ten business days after Landlord receives notice that Tenant has executed this Lease, Landlord shall deliver to Tenant a recordable non-disturbance agreement, in form reasonably satisfactory to Tenant, from each existing mortgagee. With respect to any future mortgage, if requested by Landlord Tenant shall either (i) subordinate its interest in this Lease to the mortgage, and to all advances made thereunder and to all renewals and amendments thereof, provided that Tenant receives an agreement from such mortgagee in form reasonably satisfactory to Tenant agreeing that this Lease (including any options to renew) and the Tenant's quiet enjoyment of the Premises shall not be disturbed so long as there exists no uncured default by Tenant hereunder, or
(ii) make certain that Tenant's rights under and interests in this Lease are superior to the mortgage.

         If any mortgage on the Premises is foreclosed, then this Lease shall continue, and Tenant will attorn to and recognize the mortgagee or purchaser as Tenant's landlord for the remainder of the Term, provided that such successor landlord assumes the obligations of the landlord under this Lease including, without limitation, landlord's obligations hereunder with respect to the application of condemnation awards and insurance proceeds, and provided that Tenant's quiet enjoyment shall not be disturbed unless there exists an uncured default by Tenant to which all time periods for curing thereof shall have expired.

13.      DEFAULT

         A. If proceedings are commenced against the Tenant in any court under a bankruptcy act or for the appointment of a trustee or receiver of the Tenant's property either before or after the commencement of the Lease term, or should there be a general assignment by the Tenant for the benefit of creditors, or if there shall be a default in the performance of any monetary covenant, agreement, condition, rule or regulation herein contained, or hereafter established, on the part of the Tenant of more than ten (10) days after receipt of written notice of such default by the Landlord, or if there shall be a default in the performance of any non-monetary covenant, agreement, condition, rule or regulation herein contained, or hereafter established, on the part of the Tenant of more than thirty (30) days after receipt of written notice of such default by the Landlord, then the Landlord, in addition to any other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises, and such property may be removed and stored in any other place in the Building in which the Premises are situated, or in any other place for the account of, and at the expense and at the risk of the Tenant. The Tenant hereby waives all claims for damages (other than due to his own negligence), which may be caused by the re-entry of the Landlord in taking possession of the Premises or removing or storing the furniture or property as herein provided and Tenant shall save the Landlord harmless from any loss, costs or damages occasioned to the Landlord thereby, and no such re-entry shall be considered or construed to be forcible entry.

         B. Should the Landlord elect to re-enter as herein provided, or should it take possession pursuant to legal proceeding or pursuant to any notice provided for by law, it may terminate this Lease or it may from time to time, without terminating this Lease, re-let the Premises or any part thereof, for such term or terms and at such rent or rentals and upon such other terms and conditions as the Landlord in its sole discretion may deem advisable, with the right to make alterations or repairs of said Premises. Rentals received by the Landlord from such re-letting shall be applied: first to the payment of any indebtedness, other than rent due hereunder, from Tenant to Landlord; second, to the payment of rent past due and unpaid hereunder; third, to the payment of any cost of such re-letting; fourth, to the payment of the cost of any restorative alterations and repairs to the Premises; and the residue, if any, shall be held by the Landlord and applied to the payment of future rent as the same may become due and payable hereunder. Should such rentals received from such re-letting during any month be less than that agreed to be paid during that month by the Tenant hereunder, together with any past due rent and any costs of re-letting or restoration of the Premises, the Tenant shall pay such deficiency to the Landlord. No such re-entry or taking possession of said Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given the Tenant or unless the Termination thereof be decreed by a court of competent jurisdiction. Notwithstanding such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease Agreement for any breach, in addition to any other remedy it may have, it may recover from the Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises. .

         C. The waiver by Landlord of any singular breach of any term, covenant or condition herein contained shall not be deemed to be a permanent waiver of such term, covenant or condition or any subsequent breach of the same or of any other term, covenant or condition herein contained. The partial or subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease Agreement, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

         D. It is understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy.

14.      RULES

         Tenant shall faithfully observe and comply with the rules and regulations set forth in Exhibit A hereto and all reasonable modifications of and additions thereto from time to time put in effect by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any such rules and regulations.

15.      NOTICE

         All notices or consents required or permitted under this Lease shall be given in writing and delivered in person or by United States mail. Notice to the Landlord, if mailed, shall be addressed as follows:

                                    Manatee Memorial Hospital
                                    206 Second Street East
                                    Bradenton  FL  34208-0000
                                    Attn:  CEO/Managing Director

         All notices to be given to Tenant shall be addressed as follows:

                                    Almost Family, Inc.
                                    9510 Ormsby Station Road, Suite 300
                                    Louisville, Kentucky 40223
                                    Attn:  CEO

16.      ASSIGNMENT

         Tenant shall make no assignment of this Lease or any sub-lease thereof without the prior written consent of the Landlord. Provided, however, that notwithstanding such assignments the Lessee shall remain liable and responsible to Lessor, or Lessor's assignee, for the performance of this Lease during the term hereof or any extended period thereof. Notwithstanding anything to the contrary contained herein, Tenant shall have the right, without the consent of Landlord, to sublease the Premises, in part or in whole, or assign this Lease, to: (1) any corporation or other business entity that succeeds to the business of Tenant as a result of a merger, consolidation, sale of assets, or other business reorganization; or (2) to any entity owned or controlled by Tenant or under common ownership and control with Tenant. The terms "common ownership and control" shall mean ownership or control of at least fifty percent (50%) of the equity and voting .

17.      TENANT'S TAXES AND ASSESSMENTS

         Tenant covenants and agrees to pay promptly when due all personal property taxes or other taxes and assessments levied and assessed by any governmental authority upon the property of the Tenant in, upon or about the Premises.

18.      ATTORNEY'S FEES

         In the event of any legal or equitable action arising out of this Lease, the prevailing party shall be entitled to recover all costs together with reasonable attorney's fees in trial and appellate courts.

19.      LAWS OF AGREEMENT

         This Lease Agreement shall be governed by the laws of the State of Florida.

20.      LIENS

         Tenant shall at all times keep the Premises free from any mechanic's or materialman's lien or any other lien of a similar nature placed upon the Premises by reason of or in connection with any repairs, additions, alterations or improvements made to or performed on the Premises by Tenant.

21.      ESTOPPEL CERTIFICATE

         (a) Tenant shall upon not less than 20 days' prior written notice from Landlord given at any time and from time to time (not to exceed three times in any 12 month period), execute, acknowledge and deliver to Landlord, or to such other person as Landlord shall designate, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the date of such modification and certifying that this Lease, as so modified, is in full force and effect) and certifying the dates to which the rental and other charges have been paid, (ii) acknowledging that there is not, to Tenant's knowledge, any uncured default on the part of Landlord hereunder, or specifying such default if so claimed, and (iii) certifying or acknowledging such additional matters as Landlord may reasonably request. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (1) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (2) that there are no uncured defaults in Landlord's performance, (3) that the security deposit is as set forth in this Lease and (4) that not more than one month's rental has been paid in advance. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building.

         (b) Landlord shall upon not less than 20 days' prior written notice from Tenant given at any time and from time to time, execute, acknowledge and deliver to Tenant, or to such other person as Tenant shall designate, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the date of such modification and certifying that this Lease, as so modified, is in full force and effect) and certifying the dates to which the rental and other charges have been paid, (ii) acknowledging that there is not, to Landlord's knowledge, any uncured default on the part of Tenant hereunder, or specifying such default if so claimed, and
(iii) certifying or acknowledging such additional matters as Tenant may reasonably request. Landlord's failure to deliver such statement within such time shall be conclusive upon Landlord (1) that this Lease is in full force and effect, without modification except as may be represented by Tenant and (2) that there are no uncured defaults in Tenant's performance. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of Tenant or Tenant's leasehold interest in the Premises.

22.      LEGAL PROCEEDINGS

         Tenant hereby waives, to the extent permitted by law, the right to a jury trial in any action or legal proceeding between the parties or their successors arising out of this Lease or Tenant's occupancy of the Premises.

23.      INTEREST ON DELINQUENT RENT

         Landlord shall charge Tenant from the date due until paid interest at the then highest lawful rate of interest on delinquent rent installments (received more than five (5) days after the date due) and on any other amounts due to Landlord from Tenant under the terms of this Lease. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

24.      MISCELLANEOUS

         A. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

         B. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

25. Radon Gas Radon Gas is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.


26. Landlord's Representations and Warranties.

         (a) Landlord has not received any notification from any federal, state, county, or city agency or authority relating to any hazardous substances and/or wastes, toxic and nontoxic pollutants and contaminants including but not limited to , petroleum products and asbestos (collectively "Hazardous Substances") in or near the Building or the Premises. Tenant shall not permit any Hazardous Substances to be brought upon, kept or used in or about the Building or the Premises by such party, its agents, employees, contractors, tenants, subtenants, or licensees, unless such Hazardous Substance is necessary to its business or to the business of its agents, employees, contractors, tenants, subtenants, or licensees, and will be used, kept, and stored in a manner that complies with all applicable federal, state, and local environmental laws.

         (b) Landlord represents and warrants that Landlord has full capacity, right, power, and authority to execute, deliver, and perform this Lease and all documents to be executed by Landlord pursuant hereto, and all required action and approvals therefore have been duly taken and obtained. The individual signing this Lease and all other documents executed pursuant hereto by Landlord are binding upon and enforceable against Landlord in accordance with their respective terms, and the transaction contemplated hereby will not result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement to which Landlord or the Building is subject or by which Landlord or the Building is bound.

         (c) Tenant represents and warrants that Tenant has full capacity, right, power, and authority to execute, deliver, and perform this Lease and all documents to be executed by Tenant pursuant hereto, and all required action and approvals therefore have been duly taken and obtained. The individual signing this Lease and all other documents executed pursuant hereto by Tenant are binding upon and enforceable against Tenant in accordance with their respective terms, and the transaction contemplated hereby will not result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement to which Tenant is subject or by which Tenant is bound.






                                                   [signature page to follow]

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seal(s) as of the day and year first above written.


LANDLORD                                    TENANT
Manatee Memorial Hospital                   Caretenders Visiting Services
                                                of District 6, LLC

----------------------------------          ----------------------------------
Signature                    Date           Signature                    Date

Name:____________________________           Name:____________________________

Title:_____________________________         Title:_____________________________



Witness:__________________________          Witness:__________________________

                                       C-4
                                     Annex C

                                 PROMISSORY NOTE


$700,000.00                                                       March 31, 2005
                                                            Louisville, Kentucky

         For value received, Caretenders Visiting Services of District 6, LLC, a Kentucky limited liability company (the "Maker"), promises to pay to the order of Manatee Memorial Hospital, L.P., a Delaware limited partnership (the "Lender"), at 206 Second Street East, Bradenton, Florida 34208-1000 or such other address as the holder hereof may direct, the principal sum of Seven Hundred Thousand Dollars ($700,000.00).

         This note is delivered pursuant to paragraph 2.1(c) of the Asset Purchase Agreement dated March 29, 2005, among Maker, Lender and Almost Family, Inc.

         Commencing March 31, 2005, the outstanding principal balance of this note from time to time shall bear interest at the annual rate equal to six percent (6%), payable quarterly on the first date of each calendar quarter, until all principal and interest on this note is paid in full. Principal and all accrued and unpaid interest on this note shall be paid in full on March 30, 2007.

         All or any part of the outstanding principal amount of this note may be prepaid at any time without penalty.

         Failure of the holder of this note to exercise any of its rights and remedies shall not constitute a waiver of any provision of this note, or of any of such holder's rights and remedies, nor shall it prevent the holder from exercising any rights or remedies with respect to the subsequent happening of the same or similar occurrences. All remedies of the holder hereof shall be cumulative to the greatest extent permitted by law.

         The following shall constitute a default under this note: (i) the failure to make any payment when due under this note within five (5) days after such payment is due; or (ii) the Maker or any guarantor shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of its creditors, or shall be unable to pay its debts generally as they become due; or if a petition or answer proposing the adjudication of the Maker or any guarantor as a bankrupt or its reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or if a receiver, trustee or liquidator of the Maker or any guarantor, or of all or substantially all of the assets of the Maker or any guarantor, shall be appointed in any proceeding brought against the Maker or any guarantor and shall not be discharged within sixty (60) days of such appointment; or if the Maker or any guarantor shall consent to or acquiesce in such appointment; or if any property of the Maker or any guarantor shall be levied upon or attached in any proceeding.

         After maturity or default, this note shall bear interest at the highest rate permitted under the then applicable law (hereinafter the "Default Rate"), provided, however, in the event there is then no such highest rate applicable, or in the event said highest rate is otherwise indeterminable, the parties agree that the applicable Default Rate shall be eighteen (18%) percent per annum.

         The Maker and any endorsers, sureties, guarantors, and all others who are or who may become liable for the payment hereof, severally, irrevocably and unconditionally (a) agree that any suit, action or other legal proceeding arising out of or relating to this note may be brought, at the option of the holder, in a court of record of the State of Florida, located in Bradenton County, Florida, (b) consent to the jurisdiction of such court in any such suit, action or proceeding, and (c) waive any objection which it or they may have to the laying of venue of any such suit, action or proceeding in such court.

         Notwithstanding any provision herein or in any instrument now or hereafter securing this note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the usury laws of Florida, and any amount paid in excess thereof shall be applied to the unpaid principal balance. Such application shall be made to future installments of principal in the inverse order of their maturity and shall not change or modify the payments next due but shall accelerate the final maturity date. In the event of the acceleration of this note, the total charges for interest and in the nature of interest shall not exceed the maximum amount allowed by law, and any excess portion of such charges that may have been prepaid shall be refunded to the Maker hereof at the time of acceleration. Such refund may be made by application of the amount involved against the sums due hereunder, but such crediting shall not cure or waive the default occasioning acceleration.

         If any provision or portion of this note is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this note and the remaining provisions and portions thereof shall continue in full force and effect.

          If there is any default under this note, and this note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Maker and each guarantor promise to pay to the order of the holder hereof such holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this note or enforcing the holder's rights with respect to any collateral securing this note, to the extent allowed by the laws of the State of Florida or any state in which any collateral for this note is situated.

         This note has been delivered in, and shall be governed by and construed in accordance with, the laws of the State of Florida, without regard to or application of its conflicts of law principles.

         All parties to this instrument, whether makers, sureties, guarantors, endorsers, accommodation parties or otherwise, shall be jointly and severally bound, and jointly and severally waive presentment, demand, notice of dishonor, protest, notice of protest, notice of nonpayment or nonacceptance and any other notice and all due diligence or promptness that may otherwise be required by law, and all exemptions to which they may now or hereafter be entitled under the laws of the State of Florida, or of the United States of America or any state thereof. The holder of this instrument may whether one or more times, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party or any other party to this note
(1) extend the time for payment of either principal or interest from time to time, (2) release or discharge any one or more parties liable on this note, (3) suspend the right to enforce this note with respect to any persons, (4) change, exchange or release any property in which the holder has any interest securing this note, (5) justifiably or otherwise, impair any collateral securing this note or suspend the right to enforce against any such collateral, and (6) at any time it deems it necessary or proper, call for and should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

         THE MAKER AND EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IF ANY SUIT BE BROUGHT TO ENFORCE OR CHALLENGE THE VALIDITY OR ENFORCEMENT OF THIS NOTE OR ANY OTHER SECURITY INSTRUMENTS EXECUTED TO FURTHER SECURE THE INDEBTEDNESS. MAKER AND EACH GUARANTOR HEREBY AGREE AND CONSENT TO THE RELIEF OF THE HOLDER OF THIS NOTE FROM ANY STAY ORDER WHICH MIGHT BE ENTERED BY ANY COURT AGAINST THE HOLDER OF THIS NOTE AND TO ASSIST THE HOLDER OF THIS NOTE IN OBTAINING SUCH RELIEF, AND, WITH REGARD TO THE FILING OF ANY BANKRUPTCY PROCEEDINGS UNDER CHAPTER 11, 13 OR OTHERWISE, TO NOT MODIFY ANY OF THE TERMS OF THIS NOTE, INCLUDING, WITHOUT LIMITATION, THE INTEREST RATE OR PAYMENT AMOUNTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE TO MAKE THE LOAN EVIDENCED BY THIS NOTE.


                        CARETENDERS VISITING SERVICES OF
                        DISTRICT 6, LLC


                        By__________________________________________
                          P. Todd Lyles, Senior Vice President

                                    Guaranty

         In consideration of Lender's execution and delivery of this note and its agreement to perform the transactions contemplated hereby, and as a material inducement of such execution, delivery and performance, the undersigned hereby guarantees the full, complete and timely performance of and compliance with all of the covenants, agreements, obligations and other liabilities of Maker as set forth in this note. The obligation and liability of the undersigned is absolute and unconditional, irrespective of any circumstance, which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Lender may at its option proceed in the first instance against the undersigned to collect any liability of Maker hereunder without first proceeding against Maker.


                                       ALMOST FAMILY, INC.


                                       By______________________________________
                                          P. Todd Lyles, Senior Vice President